                                                                      Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

                                                                               First Quarter Ended
                                                                      --------------------------------------
                                                                          March 31,             March 31,
                                                                            2002                  2001
                                                                      ----------------      ----------------
Income before extraordinary losses and cumulative effect of
   change in accounting principal                                     $     85,161,000      $     44,211,000
Extraordinary losses, net                                                            -              (131,000)
Cumulative effect of change in accounting principal, net                   (91,169,000)                    -
                                                                      ----------------      ----------------
        Net (loss) income                                             $     (6,008,000)     $     44,080,000
                                                                      ================      ================


Weighted average number of common shares outstanding                       111,884,741           114,614,364
                                                                      ================      ================

Basic (loss) earnings per share
   Income before extraordinary losses and cumulative effect of
     change in accounting principal                                   $           0.76      $           0.38
   Extraordinary losses, net                                                         -                     -
   Cumulative effect of change in accounting principal, net                      (0.81)                    -
                                                                      ----------------      ----------------
        Net (loss) income                                             $          (0.05)     $           0.38
                                                                      ================      ================


Weighted average number of common shares outstanding                       111,884,741           114,614,364
   Additional shares based on average market price for
     period applicable to:
          Restricted stock                                                     631,851               653,279
          Stock options                                                      1,863,877             1,829,931
                                                                      ----------------      ----------------
Average number of common and common equivalent
   shares outstanding                                                      114,380,469           117,097,574
                                                                      ================      ================


Diluted (loss) earnings per share
   Income before extraordinary losses and cumulative effect of
     change in accounting principal                                   $           0.75      $           0.38
   Extraordinary losses, net                                                         -                     -
   Cumulative effect of change in accounting principal, net                      (0.80)                    -
                                                                      ----------------      ----------------
        Net (loss) income                                             $          (0.05)     $           0.38
                                                                      ================      ================